AMENDMENT NO. 9
TO
AGREEMENT FOR INVENTORY FINANCING
     This Amendment No. 9 (“Amendment”) to the Agreement for Inventory Financing is made as of March 27, 2008 by and among IBM Credit LLC, a Delaware limited liability company (“IBM Credit”), Business Supplies Distributors Holdings, LLC, a limited liability company duly organized under the laws of the state of Delaware (“Holdings”), Supplies Distributors, Inc. (formerly known as BSD Acquisition Corp.), a corporation duly organized under the laws of the state of Delaware (“Borrower”), Priority Fulfillment Services, Inc., a corporation duly organized under the laws of the state of Delaware (“PFS”) and PFSweb, Inc., a corporation duly organized under the laws of the state of Delaware (“PFSweb”) (Borrower, Holdings, PFS, PFSweb, and any other entity that executes this Agreement or any Other Document, including without limitation all Guarantors, are each individually referred to as a “Loan Party” and collectively referred to as “Loan Parties”).
RECITALS:
     A. Each Loan Party and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of March 29, 2002 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and
     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.
AGREEMENT
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, the other Loan Parties and IBM Credit hereby agree as follows:
Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.
Section 2. Amendment.
     Subject to the satisfaction of the conditions precedents set forth in Section 3 hereof, the Agreement is hereby amended as follows:
     A. Section 1 of the Agreement is hereby amended by amending the definition of “Amended and Restated Notes Payable Subordination Agreement” to read in its entirety as follows:
     “Amended and Restated Notes Payable Subordination Agreement”: “the Sixth Amended and Restated Notes Payable Subordination Agreement dated March 27, 2008 executed by PFS in favor of IBM Credit.”
     B. Section 1 of the Agreement is hereby amended by amending the definition of “Termination Date” to read in its entirety as follows:
     “Termination Date”: shall mean April 1, 2009 or such other date as IBM Credit and the Borrower may agree to from time to time in writing.”
     C. Section 8.6 of the Agreement is hereby amended by amending this Section to read in its entirety as follows:

“8.6. Restricted Payments. Borrower will not, directly or indirectly make any of the following payments (“Restricted Payments”) without prior written consent from IBM Credit, which shall not be unreasonably delayed or denied: (i) declare or pay any dividend (other than dividends payable solely in common stock of Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower or any warrants, options or rights to purchase any such capital stock or Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations), provided, however, that Borrower (a) may in the ordinary course of administration thereof make payments on the revolving loans made by Wachovia Bank, National Association (formerly known as Congress Financial Corporation (Southwest)) (“Wachovia”) pursuant to the Congress Credit Agreement, except as permitted by the Amended and Restated Notes Payable Subordination Agreement; (b) may in calendar year 2008 pay cash dividends not to exceed the aggregate of sixty-seven percent (67%) of Holdings’ calendar year 2007 Net Income according to GAAP and (c) may permit Supplies Distributors of Canada, Inc. to make a one—time payment in an amount not to exceed $800,000.00 to Holdings.”
Section 3. Conditions of Effectiveness of Amendment. This Amendment shall become effective upon the receipt by IBM Credit of: (i) this Amendment which shall have been authorized, executed and delivered by each of the parties hereto and IBM Credit shall have received a copy of a fully executed Amendment, and (ii) the Sixth Amended and Restated Notes Payable Subordination Agreement executed by PFS, and (iii) a subordinated demand note issued in favor of IBM Credit and Wachovia, in form and substance satisfactory to IBM Credit, in the amount of Five Million Five Hundred Thousand Dollars ($5,500,000) and (iv) in the event that products currently supplied by IBM Printing Systems Division (“Infoprint Products “) cease to be sold to Loan Parties by an entity that is wholly owned by IBM, on the date of such cessation any Infoprint Products then forming part of the Collateral shall continue to be Collateral any Infoprint Products supplied by any other legal entity thereafter shall only form part of the Collateral from the date on which IBM Credit has established arrangements and entered into agreements acceptable to IBM Credit with such supplier and Loan Parties for the continued financing of Infoprint Products.
Section 4. Representations and Warranties. Each Loan Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.
Section 4.1 Accuracy and Completeness of Warranties and Representations. All representations made by the Loan Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by the Loan Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.
Section 4.2 Violation of Other Agreements and Consent. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder (a) do not violate or cause any Loan Party not to be in compliance with the terms of any agreement to which such Loan Party is a party, and (b) require the consent of any Person.
Section 4.3 Litigation. Except as has been disclosed by the Loan Parties to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Loan Party, which, if adversely determined, would materially adversely affect the Loan Party’s ability to perform such Loan Party’s obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.
Section 4.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by each Loan Party and is enforceable against each Loan Party in accordance with its terms.

Section 5. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Loan Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of such Loan Party, and is not subject to any claims, offsets or defenses.
Section 6. Ratification of Guaranty and Notes Payable Subordination Agreement. Each of Holdings, PFSweb and PFS hereby ratify and confirm their respective guaranties in favor of IBM Credit and agree that such guaranties remain in full force and effect and that the term “Liabilities”, as used therein include, without limitation the indebtedness liabilities and obligations of the Borrower under the Agreement as amended hereby.
Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.
     IN WITNESS WHEREOF, each Loan Party has read this entire Amendment, and has caused its authorized representatives to execute this Amendment and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

IBM Credit LLC		Supplies Distributors, Inc.

By:		By:
	Print Name:		Print Name:
	Title:		Title:

Business Supplies Distributors Holdings, LLC		Priority Fulfillment Services, Inc.
By:	as Managing Member
By:		By:
	Print Name:		Print Name:
	Title:		Title:

PFSweb, Inc.
By:
Print Name:
Title: